UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

Washington Banking Company

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive

Oak Harbor, WA 98277

(Address of principal executive offices) (Zip Code)

(360) 679-3121

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 2, 2013, Washington Banking Company held its annual meeting of shareholders.

(b)           A total of 13,971,624 shares were present at the annual meeting (out of 15,503,694 outstanding as of the record date for the meeting), and shareholders approved each of the following matters, with the votes on each matter as set forth below:

MATTER	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON- VOTES
Advisory vote on executive compensation	11,556,721	267,365	155,659	1,991,879
Ratification of auditor appointment	13,769,056	139,890	62,678	-

The following directors, who constituted all of the nominees standing for election at the annual meeting, were elected at the meeting, with the votes as set forth below:

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON- VOTES
Rhoda L. Altom	11,766,053	213,692	1,991,879
Mark D. Crawford	11,699,629	280,116	1,991,879
Deborah J. Gavin	11,768,669	211,076	1,991,879
Jay T. Lien	11,522,492	457,253	1,991,879
Gragg E. Miller	11,765,170	214,575	1,991,879
Anthony B. Pickering	11,663,355	316,390	1,991,879
Robert T. Severns	11,710,040	269,705	1,991,879
John L. Wagner	11,719,525	260,220	1,991,879

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: May 3, 2013	By: /s/ Richard Shields Richard A. Shields EVP and Chief Financial Officer